                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           STERILE RECOVERIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            STERILE RECOVERIES, INC.

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON MAY 19, 1998

Dear Shareholder:

        The Annual Meeting of Shareholders of Sterile Recoveries, Inc. (the "Company") will be held on Tuesday, May 19, 1998, at 10:00 a.m., local time, at The Coastal Building, Fourth Floor, located at 28100 U.S. Highway 19 North, Clearwater, Florida 33761, for the following purposes:

        1. To elect two directors to serve until the 2001 Annual Meeting of Shareholders and to hold office until their successors are duly elected and qualified.

        2.      To approve the Company's 1998 Stock Option Plan.

        3.      To ratify the appointment of independent auditors.

        4. To transact other business that properly comes before the meeting or any adjournment of the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        All shareholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the Annual Meeting, you are urged to sign and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the Annual Meeting may vote in person even if he or she has returned a proxy.

                                   THE BOARD OF DIRECTORS

Clearwater, Florida
April 7, 1998





--------------------------------------------------------------------------------
IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED.
--------------------------------------------------------------------------------

                            STERILE RECOVERIES, INC.

                               ------------------

                                 PROXY STATEMENT

                                       FOR

                       1998 ANNUAL MEETING OF SHAREHOLDERS

                               ------------------


                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

        The enclosed Proxy is solicited on behalf of Sterile Recoveries, Inc. (the "Company"), a Florida corporation, for use at the Annual Meeting of Shareholders to be held on Tuesday, May 19, 1998, at 10:00 a.m., local time, and at any adjournment of the meeting for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Shareholders. The Annual Meeting will be held at The Coastal Building, Fourth Floor, located at 28100 U.S. Highway 19 North, Clearwater, Florida. The Company's principal executive office is located at 28100 U.S. Highway 19 North, Suite 201, Clearwater, Florida 33761 and its telephone number at that location is (813) 726-4421.

        These proxy solicitation materials were mailed on or about April 7, 1998, together with the Company's 1998 Annual Report to Shareholders, to all shareholders entitled to vote at the meeting.

RECORD DATE

        Only shareholders of record at the close of business on March 31, 1998 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of the Record Date, 5,659,894 shares of the Company's Common Stock, $.001 par value, were issued and outstanding. No shares of preferred stock were outstanding. For information regarding security ownership by management and by the beneficial owners of 5% or more of the Company's Common Stock, see "Other Information - Share Ownership by Principal Shareholders and Management."

REVOCABILITY OF PROXIES

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

VOTING AND SOLICITATION

        Each shareholder is entitled to one vote for each share of Common Stock on all matters presented at the Annual Meeting. Shareholders do not have the right to cumulate their votes in the election of directors.

        The cost of soliciting proxies will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Proxies may also be solicited by certain of the Company's directors, officers, and regular employees, without additional compensation, personally or by telephone, telegram, letter or facsimile.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

        The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," or "WITHHELD" from a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as votes eligible to be cast by the holders of Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter with respect to such matter. Abstentions are counted in determining whether a quorum is present, but are not counted in determining the number of shares voted for or against any nominee for director or any proposal. Broker non-votes are not counted for purposes of determining whether a quorum is present or the number of shares for or against any nominee for election as a director or any proposal.

DEADLINE FOR RECEIPT OF SHAREHOLDER PROPOSALS

        Proposals of shareholders of the Company which are intended to be presented by such shareholders at the Company's 1999 Annual Meeting of Shareholders must be received by the Company no later than December 9, 1998, to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

FISCAL YEAR END

        The Company's fiscal year ends on the Sunday nearest December 31.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AT THE ANNUAL MEETING

        The Company's Board of Directors has been divided into three classes of two directors each, with the members of each class serving three-year terms expiring at the third annual meeting of shareholders after their election. Two directors are to be elected at the Annual Meeting, each to serve a term of three years. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's two nominees named below, both of whom are presently directors of the Company. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until a successor has been elected and qualified.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED
BELOW:

                                                                                 TERM
NAME                            AGE     PRINCIPAL OCCUPATION                    EXPIRES
----                            ---     --------------------                    -------
Bertram T. Martin, Jr.......    48      President and Chief                       2001
                                             Operating Officer of
                                             the Company

Wayne R. Peterson...........    47      Executive Vice President                  2001
                                             of the Company

        Bertram T. Martin, Jr. has been President of the Company since January 2, 1998, Chief Operating Officer of the Company since July 18, 1996, and a director of the Company since May 2, 1996. Mr. Martin served as an Executive Vice President of the Company from July 18, 1996 to November 21, 1997. Between July 1995 and his joining the Company, Mr. Martin provided consulting services to the Company (from October 1995) and other businesses through Corporate Strategic Directions, Inc. From 1993 until 1995, he was President and Chief Operating Officer of Pharmacy Management Services, Inc., a nationwide provider of medical cost containment and managed care services and a Nasdaq-listed company, until its acquisition by Beverly Enterprises, Inc. in June 1995. He served as a director during the five years Pharmacy Management was a public company.

        Wayne R. Peterson has been the Company's Executive Vice President and a director since the Company's inception. Mr. Peterson in 1991 co-founded the Company's predecessor, AMSCO Sterile Recoveries, Inc. ("Amsco Sterile") and served as a Vice President until the Company acquired Amsco Sterile in August 1994 (the "Acquisition"). Before joining Amsco Sterile, Mr. Peterson was President of Agora Development, Inc., a real estate development company that from 1987 to 1991 developed projects totaling 2,000,000 square feet in four states (California, Nevada, Arizona, and Illinois) for a total combined value of $278 million. Mr. Peterson is the brother-in-law of Richard T. Isel, the Company's Chairman and Chief Executive Officer.

DIRECTORS WHOSE TERMS WILL CONTINUE AFTER THE ANNUAL MEETING

        The following directors will continue to serve after the Annual Meeting for terms that expire in 1999 or 2000 as specified:

                                                                                      TERM
NAME                            AGE     PRINCIPAL OCCUPATION                         EXPIRES
----                            ---     --------------------                         -------
Richard T. Isel.............    54      Chairman and Chief Executive Officer           1999

James T. Boosales...........    54      Executive Vice President, Chief Financial      2000
                                        Officer, and Secretary of the Company

Lee R. Kemberling...........    72      Owner and President of Kemco                   2000
                                          Systems, Inc.

James M. Emanuel............    48      Consultant                                     1999

        Richard T. Isel has been the Company's Chairman and Chief Executive Officer since January 1998 and a director since the Company's inception in 1994. Mr. Isel was the Company's President and Chief Executive Officer from the Company's inception through December, 1997. Mr. Isel in 1991 co-founded Amsco Sterile, and served as its President and a director until November, 1993. From November, 1993 until August 1994, Mr. Isel engaged in private investment activities and arranged the Acquisition. Before starting Amsco Sterile, Mr. Isel was a founder and the chief executive officer of Sterile Design, Inc., a manufacturer of sterile custom procedure trays.

        James T. Boosales has been the Company's Executive Vice President and principal financial officer and a director since the Company's inception in 1994. He served as President, International, of Fisher-Price, Inc., a $200 million division of this toy and juvenile products company, from 1990 through 1993. Before joining Fisher-Price, Inc., Mr. Boosales served in several senior executive capacities with General Mills, Inc., including President, International, for Kenner Parker Toys, Inc./Tonka Corp. from 1985 to 1989, during and after its spinoff as a public company, and President of Foot-Joy, Inc. from 1982 to 1985.

        Lee R. Kemberling, an initial investor in the Company, has been a director of the Company since its inception. Mr. Kemberling is the founder, and since 1969 has been sole shareholder and President of, Kemco Systems, Inc., a developer and manufacturer of commercial and industrial waste water heat recovery systems, including systems used in the Company's operations.

        James M. Emanuel has been a director of the Company since May 2, 1996. Between January 1984, and June 1997, he served as the Chief Financial Officer of Lincare Inc., a national provider of respiratory therapy services for patients with pulmonary disorders. He also served as the Chief Financial Officer of Lincare Holdings, Inc. between November 1990 and June 1997. Mr. Emanuel also served as a director of Lincare Inc. and Lincare Holdings, Inc. from November 1990 to June 1997. Mr. Emanuel has engaged in private investment activities since his retirement from Lincare Inc. in June 1997.

REQUIRED VOTE

        The two nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to be voted for them shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no further legal effect under Florida law.

BOARD MEETINGS AND COMMITTEES

        The Board of Directors of the Company held a total of five meetings and took action by written consent seven times during the 1997 fiscal year. Each director who served as such during the fiscal year ended December 31, 1997, attended at least 75% of the meetings of the Board and the committees of the Board on which he served during that year. The Board of Directors has a Compensation Committee and an Audit Committee.

        The Compensation Committee, which currently consists of Messrs. Kemberling and Emanuel, reviews specific compensation plans, salaries, bonuses, and other benefits payable to the Company's executive officers and makes recommendations to the Board of Directors with respect to those matters. During 1997, the Compensation Committee did not hold a meeting.

        The Audit Committee, which currently consists of Messrs. Emanuel and Kemberling, reviews and evaluates the results and scope of the audit and other services provided by the Company's independent auditors. During 1997, the Audit Committee held one meeting.

COMPENSATION OF DIRECTORS

        Directors who are not employees of the Company receive $1,000 per Board or committee meeting attended. In addition, for each year of any term to which he is elected, each outside director receives options to purchase 4,000 shares of Common Stock under the 1996 Non-Employee Director Stock Option Plan. All options become exercisable ratably over the director's term and have an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Upon becoming a director of the Company, James M. Emanuel was granted options to purchase 7,500 shares of Common Stock at an exercise price equal to $8.00 per share, which vested one-third on the closing of the Company's public offering and one-third at the 1997 Annual Meeting, and will vest one-third at the 1998 Annual Meeting of Shareholders.

                                 PROPOSAL NO. 2

                       APPROVAL OF 1998 STOCK OPTION PLAN

PROPOSAL

        In February 1998, the Board of Directors adopted a 1998 Stock Option Plan (the "1998 Plan"). The 1998 Plan provides for the granting to employees of the Company of incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and for the granting of nonqualified stock options of the Company. At the Annual Meeting, the shareholders are being requested to approve the 1998 Plan.

        The Company believes that grants of stock options motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of the Company. Moreover, option grants align the interests of the employees with the interests of the shareholders. When the Company performs well, employees are rewarded along with other shareholders. The Company believes that option grants are of great value in recruiting and retaining key personnel. The Board of Directors believes that the ability to grant options will be important to the future success of the Company by allowing it to remain competitive in attracting and retaining such key personnel.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

        Affirmative votes constituting a majority of the shares present or represented by proxy at the Annual Meeting will be required in order to approve the 1998 Plan.

   THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

SUMMARY OF 1998 STOCK OPTION PLAN

        Certain features of the 1998 Plan are outlined below. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE FULL TEXT OF THE 1998 PLAN THAT WAS FILED ELECTRONICALLY WITH THIS PROXY STATEMENT

WITH THE SECURITIES AND EXCHANGE COMMISSION. THIS TEXT IS NOT INCLUDED AS AN
EXHIBIT IN THE PRINTED VERSION OF THIS PROXY STATEMENT.

        Purpose. The purposes of the 1998 Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees of the Company, and to promote the success of the Company's business.

        Administration. The 1998 Plan is currently administered by the Board (in this capacity, the "Administrator"). Subject to the other provisions of the 1998 Plan, the Administrator has the power to determine the terms of any options granted, including the exercise price, the number of shares subject to the option, and the exercisability of the option. Only one Board member is expected to participate in the 1998 Plan.

        Eligibility. The 1998 Plan provides that stock options may be granted only to employees. An optionee who has been granted an option may, if he or she is otherwise eligible, be granted additional options. The term of options granted under the 1998 Plan may not exceed ten years. The Administrator selects the optionees and determines the number of shares to be subject to each option. In making this determination, there is taken into account the duties and responsibilities of the employee, the value of his or her services, his or her potential contribution to the success of the Company, the anticipated number of years of future service, and other relevant factors.

        Terms and Conditions of Options. Each option granted under the 1998 Plan is evidenced by a written stock option agreement between the optionee and the Company and is subject to the following terms and conditions:

                (a) Exercise Price. The Administrator determines the exercise price of options to purchase shares of Common Stock at the time the options are granted. However, the exercise price of an incentive stock option must not be less than 100% of the fair market value of the Common Stock on the date when the option is granted. For so long as the Company's Common Stock is traded on the Nasdaq National Market, the fair market value of a share of Common Stock is the mean average of the high and low prices of the shares as quoted in the Wall Street Journal on the date of grant.

                (b) Exercise of the Option. Each stock option agreement specifies the term of the option and the date when the option is to become exercisable. The terms of such vesting are determined by the Administrator. An option is exercised by giving written notice of exercise to the Company, specifying the number of full shares of Common Stock to be purchased and by tendering full payment of the purchase price to the Company.

                (c) Termination of Employment. In the event that an optionee's continuous status as an employee terminates for any reason (other than upon the optionee's death or disability), unless otherwise provided in the option agreement, the optionee may exercise his or her option for 90 days from the date of such termination, but only to the extent that the optionee was entitled to exercise it at the date of such termination (but in no event may the option be exercised later than the expiration of the term of such option as set forth in the option agreement).

                (d) Disability. In the event an optionee's continuous status as an employee terminates as a result of permanent and total disability (as defined in Section 22(e)(3) of the

        Code), the optionee may exercise his or her option, but only within one year from the date of such termination, and only to the extent that the optionee was entitled to exercise it at the date of such termination (but in no event may the option be exercised later than the expiration of the term of such option as set forth in the stock option agreement).

                (e) Death. In the event of an optionee's death, the optionee's estate or a person who acquired the right to exercise the deceased optionee's option by bequest or inheritance may exercise the option, but only within one year following the date of death, and only to the extent that the optionee was entitled to exercise it at the date of death (but in no event may the option be exercised later than the expiration of the term of such option as set forth in the stock option agreement).

                (f) Termination of Options. Options granted under the 1998 Plan expire ten years from the date of grant. No option may be exercised by any person after the expiration of its term.

                (g) Nontransferability of Options. Unless the stock option agreement provides otherwise, an option is not transferable by the optionee, other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee. In the event of the optionee's death, options may be exercised by a person who acquires the right to exercise the option by bequest or inheritance.

                (h) Other Provisions. The stock option agreement may contain such other terms, provisions and conditions not inconsistent with the 1998 Plan as may be determined by the Administrator. Shares covered by options which have terminated and which are not exercised prior to termination will be returned to the 1998 Plan.

        Adjustment Upon Changes in Capitalization; Corporate Transactions.
In the event of changes in the outstanding Common Stock of the Company by reason of any stock splits, reverse stock splits, stock dividends, mergers, recapitalizations or other change in the capital structure of the Company, an appropriate adjustment shall be made by the Board of Directors in: (i) the number and class of shares of stock subject to any option outstanding under the 1998 Plan and (ii) the exercise price of any such outstanding option.

        The 1998 Plan provides for full vesting of the stock options on certain "Change in Control" transactions, which include a liquidation or acquisition of the Company. Also, if a Change of Control occurs, at the election of the Board of Directors, the Company may terminate the 1998 Plan, in which case the holder of each outstanding stock option will be entitled to receive the spread between the exercise price of the stock option and the market value of the Common Stock issuable on exercise of the stock option on the date of termination.

        Amendment and Termination of the 1998 Plan. The Board may at any time amend, alter, suspend or terminate the 1998 Plan. The Company must obtain shareholder approval of any amendment to the 1998 Plan that (i) materially increases the benefits under the Plan, (ii) materially modifies the eligibility requirements for participation in the Plan, (iii) reduces the minimum exercise price per share of granted stock options, (iv) increases the number of shares issuable on exercise of stock options, or (v) amends the foregoing requirements for amendment of the 1998 Plan. Any amendment or termination of the 1998 Plan shall not affect options already granted and such options shall remain in full force and effect as if the 1998 Plan had not been amended or terminated, unless mutually agreed otherwise between the optionee and the Company, which agreement must be in writing and signed by the optionee and the Company. In any event, the 1998 Plan shall terminate in February 2008. Any options outstanding under the 1998 Plan at the time of its termination shall remain outstanding until they expire by their terms.

FEDERAL TAX INFORMATION

        Pursuant to the 1998 Plan, the Company may grant either "incentive stock options," as defined in Section 422 of the Code, or nonqualified options.

        An optionee who is granted an incentive stock option will not recognize regular taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or other disposition of the shares more than two years after grant of the option and one year after the exercise of the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% shareholder of the Company (collectively "Corporate Insiders"). The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

        All other options which do not qualify as incentive stock options are referred to as nonqualified options. An optionee will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonqualified option.

        The foregoing is only a summary of the effect of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1998 Plan, does not purport to be complete, and does not discuss the tax consequences of the optionee's death or the income tax laws of any municipality, state or foreign country in which an optionee may reside.

                                 PROPOSAL NO. 3

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

        The Board of Directors has selected Grant Thornton, LLP to audit the financial statements of the Company for the fiscal year ending December 31, 1998. Grant Thornton, LLP has audited the Company's financial statements since its inception in 1994. A representative of Grant Thornton,

LLP is expected to be present at the meeting, will have the opportunity to make a statement, and is expected to be available to respond to appropriate questions.

REQUIRED VOTE; RECOMMENDATION OF THE BOARD OF DIRECTORS

        The Board of Directors has conditioned its appointment of the Company's independent auditors upon the receipt of the affirmative vote of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting, which shares voting affirmatively also constitute at least a majority of the required quorum. In the event that the shareholders do not approve the selection of Grant Thornton, LLP, the appointment of the independent auditors will be reconsidered by the Board of Directors.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

                                OTHER INFORMATION

SHARE OWNERSHIP BY PRINCIPAL SHAREHOLDERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of Common Stock as of February 26, 1998, with respect to:
(i) each of the Company's directors and the executive officers named in the Summary Compensation Table below, (ii) all directors and officers of the Company at fiscal year end as a group; and (iii) each person known by the Company to own beneficially more than 5% of the Common Stock. Each of the shareholders listed below has sole voting and investment power over the shares beneficially owned. The number and percentage of shares beneficially owned is determined under rules of the Securities and Exchange Commission ("SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares for which the individual has sole or shared voting power or investment power and also any shares as to which the individual has the right to acquire within 60 days of February 26, 1998, through the exercise of any stock option or other right. A total of 5,659,894 shares of the Company's Common Stock were issued and outstanding as of February 26, 1998.

                                                            SHARES               PERCENTAGE
BENEFICIAL OWNER (1)                                 BENEFICIALLY OWNED      BENEFICIALLY OWNED
--------------------                                 ------------------      ------------------
Richard T. Isel(2) ...............................          920,829                 16.3%
Wayne R. Peterson(3)..............................          897,200                 15.9
James T. Boosales(4)..............................          833,100                 14.7
Bertram T. Martin, Jr.(5).........................          178,126                  3.1
Lee R. Kemberling(6)..............................          344,012                  6.1
James M. Emanuel(7)...............................           25,500                   *
The Kaufmann Fund, Inc............................          688,700                 12.2
All directors and officers
  as a group (6 persons)(8).......................        3,198,767                 55.5%

-----------------------

*  Indicates less than 1%.

(1) The business address for Richard T. Isel, Wayne R. Peterson, James T. Boosales, and Bertram T. Martin, Jr. is 28100 U.S. Highway 19 North, Suite 201, Clearwater, Florida 33761. The business address for Lee R. Kemberling is 11500 47th Street North, Clearwater, Florida 34622. The business address for James M. Emanuel is 120 14th Street, Belleair Beach, Florida 33786. The business address for The Kaufmann Fund, Inc. is 140 E. 45th Street, 43rd Floor, New York, New York 10017.

(2) Includes 720,829 shares of Common Stock owned by Isel Family Limited Partnership, a Colorado limited partnership of which Isel Holdings, Inc., a Colorado corporation, is the general partner. Mr. Isel and his wife, Marcy, jointly own all of the issued and outstanding voting stock of Isel Holdings, Inc.

(3) Includes 75,000 shares of Common Stock owned by the Wayne R. Peterson Grantor Retained Annuity Trust, as to which Mr. Peterson has sole voting and dispositive power as trustee, and 75,000 shares of Common Stock owned by the Theresa A. Peterson Grantor Retained Annuity Trust, as to which Mrs. Peterson, Mr. Peterson's wife, has sole voting and dispositive power as trustee. Also includes 747,200 shares of Common Stock owned by the Peterson Partners, Ltd., a Colorado limited partnership of which Peterson Holdings, Inc. a Colorado corporation, is the general partner. Mr. and Mrs. Peterson jointly own all of the issued and outstanding voting stock of Peterson Holdings, Inc.

(4) Includes 800,000 shares of Common Stock owned by the Boosales Family Limited Partnership, a Colorado limited partnership of which Boosales Holdings, Inc., a Colorado corporation, is the general partner. Mr. Boosales and his wife, Bonny, jointly own all of the issued and outstanding voting stock of Boosales Holdings, Inc.

(5) Includes 80,000 shares of Common Stock issuable on the exercise of outstanding stock options that are currently exercisable or that will become exercisable within 60 days. Excludes 146,000 shares of Common Stock issuable on the exercise of stock options that are not exercisable within 60 days.

(6) Includes 8,000 shares of Common Stock issuable on exercise of stock options that are currently exercisable or will become exercisable at the 1998 Annual Meeting. Excludes 8,000 shares of Common Stock issuable on exercise of stock options that are not exercisable within 60 days.

(7) Includes 15,500 shares of Common Stock issuable pursuant to the exercise of outstanding stock options that are currently exercisable or that will become exercisable at the 1998 Annual Meeting. Excludes 4,000 shares of Common Stock issuable on exercise of stock options that are not exercisable within 60 days.

(8) Includes 80,000 shares of Common Stock issuable upon the exercise of outstanding stock options held by Bertram T. Martin, Jr., 15,500 shares of Common Stock issuable upon the exercise of outstanding stock options held by James M. Emanuel, and 8,000 shares of Common Stock issuable on exercise of stock options held by Lee R. Kemberling.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

        Section 16(a) of the Exchange Act ("Section 16(a)") requires the Company's officers and directors and persons who own ten percent or more of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC and the National Association of Securities Dealers, Inc. Such officers, directors and ten percent or more shareholders are also required by SEC rules to furnish the Company with copies of all such forms that they file.

        Based solely on its review of the copies of such forms received by the Company, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that, during the period from January 1, 1997 until December 31, 1997, all Section 16(a) filing requirements applicable to its officers, directors, and ten-percent or more shareholders were complied with; except that one report covering one option award was filed late by Mr. Martin.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        The Company's Compensation Committee is composed of Messrs. Kemberling and Emanuel. No member of the Compensation Committee is or was formerly an officer or an employee of the Company. No interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past.

        In March 1996, the Company borrowed $1,000,000 from Lee R. Kemberling, a director of the Company, for working capital pursuant to a secured Convertible Demand Promissory Note (the "Convertible Note"), $750,000 of which was convertible into Common Stock of the Company at $5.85 per share. The Convertible Note bore interest at an annual rate of 8.5%, and the entire principal amount of the Convertible Note was payable on demand on or after March 1, 1997. On February 24, 1997, Mr. Kemberling converted $750,000 of the principal amount of the Convertible Note into 128,205 shares of the Company's Common Stock at $5.85 per share in accordance with its terms, and the Company repaid the remaining $250,000 principal balance of the Convertible Note. The Convertible Note was secured by a first lien on the Company's Houston facility and the equipment located there, which was released in connection with the conversion and repayment transaction.

        Mr. Kemberling is also the director, President, and sole shareholder of Kemco, Inc., a developer and manufacturer of commercial and industrial waste water and heat recovery systems that originally furnished the Company's predecessor with the water and heat reclamation equipment installed at each of its facilities. The Company paid $76,000 to Kemco in 1997 to design and supply new components for water reclamation systems. The Company believes that the terms of its transactions with Kemco approximate those that would be available from an independent third party.

                         EXECUTIVE OFFICER COMPENSATION

EXECUTIVE COMPENSATION

        The following table sets forth certain information concerning compensation paid to or earned by the Company's Chairman and Chief Executive Officer and each of the Company's other executive officers (the "Named Officers") for the years ended December 31, 1995, 1996, and 1997:

                           SUMMARY COMPENSATION TABLE

                                                                        ANNUAL COMPENSATION    LONG TERM
                                                                        -------------------   COMPENSATION
                                                                               OTHER ANNUAL   ------------
NAME AND PRINCIPAL POSITIONS                                  YEAR    SALARY   COMPENSATION  OPTIONS GRANTED
----------------------------                                  ----    ------   ------------  ---------------
Richard T. Isel, Chairman and Chief Executive ..............  1997   $220,000      8,482           ---
  Officer                                                     1996    220,000      6,413           ---
                                                              1995    220,000      3,741           ---

Bertram T. Martin, Jr., President and Chief ................  1997    200,000        ---          90,000
  Operating Officer*                                          1996     80,000        ---          70,000

Wayne R. Peterson, Executive Vice President.................  1997    200,000        ---           ---
                                                              1996    200,000        ---           ---
                                                              1995    200,000        ---           ---

James T. Boosales, Executive Vice President.................  1997    200,000        ---           ---
  and Chief Financial Officer                                 1996    200,000        ---           ---
                                                              1995    200,000        ---           ---

--------------------------

* Mr. Martin became President of the Company in January 1998. He was previously an Executive Vice President. Mr. Martin retained his title of Chief Operating Officer of the Company.

None of the foregoing officers received any bonus compensation in 1997.

EMPLOYMENT AGREEMENTS

        The Company has employment agreements with all of the Named Officers that provide for annual salary as follows:

        NAME                                                                   SALARY
        ----                                                                   ------
        Richard T. Isel.......................................................$220,000
        Bertram T. Martin, Jr.................................................$200,000
        Wayne R. Peterson.....................................................$200,000
        James T. Boosales.....................................................$200,000

The agreements can be terminated by either party without cause at any time, subject to certain notice requirements. Each officer is prohibited from competing with the Company during the three year period following termination of the officer's employment. The Company also has severance agreements with each of its executive officers that provide for a severance compensation benefit equal to two times the executive officer's annual cash compensation (payable in a lump sum) for an involuntary or constructive termination of employment following a "change of control."

OPTION GRANTS IN LAST FISCAL YEAR

                                    NUMBER OF      % OF TOTAL
                                    SECURITIES      OPTIONS
                                    UNDERLYING     GRANTED TO     EXERCISE
                                     OPTIONS       EMPLOYEES        PRICE     EXPIRATION     GRANT DATE
        NAME                         GRANTED     IN FISCAL YEAR   ($/SHARE)      DATE         VALUE (1)
        ----                         -------     --------------   ---------   ----------      ---------
Bertram T. Martin, Jr............    40,000          16.6%         $17.31     May 2, 2007     $326,118
                                     50,000          20.8%         $15.06     Nov 21, 2007    $360,555
                                     ------          ----                                     --------
        Total:                       90,000          37.4%                                    $686,773

(1) In accordance with SEC rules, the binomial option pricing method was chosen to estimate the Grant Date Value of the options set forth in this table. The Company's use of this model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the binomial model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of collecting the original Grant Date Value: an option term of five years, volatility at 47.49%, no dividend yield, and interest rate at 6.50%. The real value of the options in this table depends on the actual performance of the Common Stock during the applicable period.

FISCAL YEAR END OPTION VALUES

        The following table sets forth the aggregate value of unexercised options at December 31, 1997, for each Named Officer. There were no options exercised during the year ended December 31, 1997, by any Named Officer.

                                                                                VALUE OF UNEXERCISED
                                                NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS
                                             OPTIONS AT FISCAL YEAR END         AT FISCAL YEAR END(1)
                                             --------------------------         ---------------------
NAME                                        UNEXERCISABLE    EXERCISABLE     UNEXERCISABLE    EXERCISABLE
----                                        -------------    -----------     -------------    -----------
Richard T. Isel.........................          --              --                --             --
Bertram T. Martin, Jr.(2)...............       146,000          80,000          $536,675           --
Wayne R. Peterson.......................          --              --                --             --
James T. Boosales.......................          --              --                --             --

(1) Amounts represent the $3,870,250 market value of the underlying securities relating to "in-the-money" options at December 31, 1997, minus the exercise price of such options.

(2) Mr. Martin's exercisable options include options to purchase 66,000 shares of the Company's Common Stock at $4.43 per share that he received in October 1995 as a consultant to the Company, before he joined the Company as an officer. These options were not awarded to Mr. Martin as compensation for his service as a Named Officer.

                              CERTAIN TRANSACTIONS

        The Company engaged in transactions in 1997 with Kemco, Inc., a company owned by Lee R. Kemberling, a director of the company. See "Other Information - Compensation Committee Interlocks and Insider Participation."

        All future transactions between the Company and its officers, directors, principal shareholders and their affiliates will continue to be approved by a majority of the Board of Directors, including a majority of the independent and disinterested outside directors on the Board of Directors, and will continue to be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

                      REPORT OF THE COMPENSATION COMMITTEE
                            OF THE BOARD OF DIRECTORS

        The Compensation Committee of the Board of Directors (the "Committee") has furnished the following report on the Company's executive compensation program. The Committee, which consists of the two outside directors listed at the end of this report, reviews and establishes specific compensation plans, salaries, option grants, and other benefits payable to the Company's executive officers. Following review and approval by the Committee, all issues pertaining to executive compensation are submitted to the entire Board of Directors for its review and approval.

        The Committee's primary objective with respect to executive compensation is to establish programs that attract and retain executive officers and align their compensation with the Company's overall business strategies, values, and performance. For executive officers and key managers other than Messrs. Isel, Peterson, and Boosales, the Company's founders and largest shareholders, the Company grants stock options as a component of total consideration to closely align their interests with the shareholders' long-term interests. Further, in evaluating annual compensation of executive officers (other than Messrs. Isel, Peterson, and Boosales) and key managers, the Committee places a relatively heavy emphasis on stock options as a percentage of total compensation, consistent with its philosophy that stock incentives more closely align the interests of company managers with the long-term interests of shareholders.

        The two components of the Company's total compensation program for executive officers have been:

        1. Salary: Base salary is intended to be competitive with that paid to comparable executives and is also intended to reflect consideration of an officer's experience, business judgment, and role in developing and implementing overall business strategy for the Company. Base salaries are based on qualitative and subjective factors, and no specific formula is applied to determine the weight of each factor.

        The Company's executive officers have not historically participated in its incentive compensation program, and did not in 1997 receive any bonus in addition to base salary. The

Committee believes that the absence of incentive bonus has been more than offset by the substantial incentives associated with the executive officers' stock ownership.

        2. Long-Term Stock Incentives: The Company's 1995 Stock Option Plan and 1998 Stock Option Plan provide for the grant to employees of incentive or nonqualified stock options. Grants to executives are designed to align a significant portion of the executive compensation package with the long-term interests of the Company's shareholders by providing an incentive that focuses attention on managing the Company from the perspective of an owner with an equity stake in the business.

        Grants of stock options generally are limited to officers (other than Messrs. Isel, Peterson, and Boosales) and other key employees and managers of the Company who are in a position to contribute substantially to the growth and success of the Company. Incentive stock options and nonqualified stock options are granted for terms up to ten years, and are designed to reward exceptional performance with a long-term benefit, facilitate stock ownership, and deter recruitment of key Company personnel by competitors and others. Vesting requirements encourage loyalty to the Company.

        The Company did not grant stock options in 1997 to Messrs. Isel, Peterson, and Boosales because as the Company's founders and largest shareholders, their interests are already closely aligned with those of the Company's other shareholders. The remaining executive officer, Mr. Martin, was granted options to acquire 90,000 shares of the Company's Common Stock in 1997, which vest ratably over five years. He beneficially owned or had rights to acquire 324,126 shares on the Record Date. The Named Officers appearing in the Summary Compensation Table held a total of 2,975,255 shares representing 50.5% of the Company's outstanding Common Stock on February 26, 1998, assuming exercise of all of Mr. Martin's vested and unvested stock options.

        In conclusion, the Company's executive officers' stock ownership and stock option awards closely align their interests with the Company's shareholders' long-term interests, consistent with the compensation philosophies set forth above. This close alignment has existed since the Company's inception and has contributed significantly to the Company's growth and profitability.

                                   By the Compensation Committee

                                   Lee R. Kemberling
                                   James M. Emanuel

                      COMPANY STOCK PRICE PERFORMANCE GRAPH

        The following graph shows a comparison of cumulative total shareholder return for the Company, the Nasdaq Stock Market (U.S.) Index, and the Nasdaq Health Index for the period since the Company's Common Stock began trading on July 18, 1996. This graph assumes that $100 was invested on July 18, 1996, in the Company's Common Stock and in the other indices. Note that historic stock price performance is not necessarily indicative of future stock price performance.


                                    [GRAPH]


                        7/18/96    9/30/96    12/31/96    3/31/97    6/30/97    9/30/97    12/31/97
                        -------    -------    --------    -------    -------    -------    --------
Sterile Recoveries,     $100.00    $152.63    $155.92     $184.21    $186.64    $151.32    $180.26
Inc.
Nasdaq Stock Market     $100.00    $110.76    $116.21     $109.91    $130.06    $152.06    $140.60
(U.S. Index)
Nasdaq Health Index     $100.00    $110.15    $ 97.58     $ 91.12    $101.70    $110.65    $ 99.45

                                  OTHER MATTERS

        The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the Company may recommend.

        It is important that your shares be represented at the meeting, regardless of the number of shares which you hold. You are, therefore, urged to execute and return at your earliest convenience, the accompanying proxy card in the envelope which has been enclosed.

                                   THE BOARD OF DIRECTORS

                                   Clearwater, Florida
                                   April 7, 1998

                                                                     EXHIBIT "A"

                            STERILE RECOVERIES, INC.

                             1998 STOCK OPTION PLAN

       Sterile Recoveries, Inc. establishes the following 1998 Stock Option Plan for the exclusive benefit of its eligible employees:

                                    ARTICLE I
                           PURPOSE AND INTERPRETATION

       1.1 PURPOSE. The purpose of this Plan is to further the interests of the Company, its Subsidiaries (if any), and its shareholders by providing incentives in the form of Stock Options to key employees who contribute materially to the success and profitability of the Company. The Plan will enable the Company to attract and retain key employees, to reward outstanding individual contributions, and to give selected key employees an interest in the Company parallel to that of its shareholders, thus enhancing their proprietary interest in the Company's continued success and progress.

       1.2 DEFINITIONS. As used in this Plan, the following capitalized terms have the respective definitions attributed to them:

              "ADMINISTRATIVE COMMITTEE" means the Board of Directors or any Board Committee to whom the Board of Directors has delegated the administration of this Plan pursuant to section 2.1.

              "AFFILIATE" means a Subsidiary, a parent corporation of the Company, or a corporation of which 50% or more of the total combined voting power of all classes of its stock is owned directly or indirectly by a parent corporation of the Company.

              "BOARD OF DIRECTORS" means the Board of Directors of the Company.

              "CHANGE IN CONTROL" means any of the following: (a) the shareholders of the Company approve a liquidation of all or substantially all the consolidated assets of the Company and its Subsidiaries, other than a liquidation of a Subsidiary into the Company or another Subsidiary (unless the transaction is subsequently abandoned or otherwise fails to occur); (b) the shareholders of the Company approve a sale, lease, exchange, or other transfer to any person other than the Company or a Subsidiary (in a single transaction or related series of transactions) of all or substantially all of consolidated assets of the Company and its Subsidiaries, excluding the creation (but not the foreclosure) of a lien, mortgage, or security interest (unless the transaction is subsequently abandoned or otherwise fails to occur); (c) the shareholders of the Company approve a merger, consolidation, reorganization, tender offer, exchange offer, or share exchange in which the Company will not be the surviving corporation or will become a majority-owned subsidiary of a person other than a Subsidiary (unless the transaction is subsequently abandoned or otherwise fails to occur); or
       (d) the occurrence of any event, transaction, or arrangement that results in any person or group becoming a beneficial owner of (i) a majority of the outstanding Common Stock of the Company or any Subsidiary that contributed more than 50% of the Company's consolidated revenues for its last fiscal year, (ii) securities of the Company representing a majority of the combined voting power of all the outstanding securities of the Company that are entitled to vote generally in the election of its directors, or (iii) with respect to any Subsidiary that contributed more than 50% of the Company's consolidated revenues for its last fiscal year, securities of that Subsidiary representing a majority of the combined voting power of all the outstanding securities of that Subsidiary that are entitled to vote generally in the election of its directors, unless in each case enumerated in this clause (d) the beneficial owner is the Company, a Subsidiary, an employee benefit plan sponsored by the Company, a person or group who is a record or beneficial owner of 25% or more of the outstanding Shares on the Date of Grant, or a person who becomes a beneficial owner of 25% or more of the outstanding Shares solely by becoming a trustee of an inter vivos trust created by a person who is the record or beneficial owner of 25% or more of the outstanding Shares on the Date of Grant.

              "COMMON STOCK" means the common stock, $.001 par value, of the Company.

              "COMPANY" means Sterile Recoveries, Inc., a Florida corporation and the sponsor of this Plan.

              "DATE OF GRANT" means, with respect to a Stock Option, the date as of when it is granted to a Participant.

              "EMPLOYEE" means a person who is employed by the Company or a Subsidiary on a full-time, salaried basis for at least 30 hours each week.

              "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended, and includes all rules and regulations of the Securities and Exchange Commission promulgated under that act.

              "INCENTIVE OPTION" means a Stock Option granted under this Plan that is intended to qualify as an "incentive stock option," as defined in section 422 of the Internal Revenue Code, as in effect on the Date of Grant of the Stock Option.

              "INTERNAL REVENUE CODE" means the United States Internal Revenue Code of 1986, as amended from time to time, or any United States income tax law subsequently enacted in substitution for that code.

              "MARKET VALUE" means, as of any particular date, the mean average of the high and low prices of the Shares as quoted in the Wall Street Journal on that date

              "NONQUALIFIED OPTION" means a Stock Option granted under this Plan that is not designated as an Incentive Option.

              "OPTION AGREEMENT" means an agreement between the Company and a Participant that sets forth the terms, conditions, limitations, and restrictions applicable to the Participant's Stock Option.

              "OPTION YEAR" means, with respect to a Stock Option granted under this Plan, a period of 12 consecutive months beginning on its Date of Grant or an anniversary of its Date of Grant.

              "PARTICIPANT" means an Employee who is selected by the Administrative Committee to receive a Stock Option pursuant to this Plan, in the person's capacity as a participant under the Plan.

              "PLAN" means this 1998 Stock Option Plan of Sterile Recoveries, Inc., as originally adopted and as subsequently amended, modified, or supplemented in accordance with its terms.

              "SECURITIES ACT" means the United States Securities Act of 1933, as amended, and includes all rules and regulations of the Securities and Exchange Commission promulgated under that Act.

              "SHARES" means shares of the Common Stock or any securities issued in exchange or substitution for those shares pursuant to a transaction described in section 5.1.

              "STOCK OPTION" means an option to purchase Shares from the Company that is granted to a Participant pursuant to this Plan, whether as an Incentive Option or a Nonqualified Option.

              "SUBSIDIARY" means a corporation of which 80% of its voting securities are owned directly or indirectly by the Company and includes any corporation that qualifies as a "subsidiary corporation" as defined in section 424(f) of the Internal Revenue Code.

       1.3 OTHER WORDS. As used in this Plan, (a) the word "or" is not exclusive, (b) the words "consent" and "approval" are synonymous, (c) the word "including" is always without limitation, (d) words in the singular number include words in the plural number and vice versa, and (e) the following uncapitalized words and terms have the respective meanings ascribed to them:

              "AFFILIATE" has the meaning attributed to it in Rule 12b-2 under the Exchange Act.

              "BENEFICIAL OWNER" has the meaning attributed to it under Rule 13d-3 under the Exchange Act, and the terms "BENEFICIALLY OWNED" and "BENEFICIAL OWNERSHIP" have the same meaning as "BENEFICIAL OWNER."

              "BUSINESS DAY" has the meaning attributed to it in Rule 14d-1(c)(6) under the Exchange Act.

              "DISABILITY" means a total and permanent disability as defined in section 22(e)(3) of the Internal Revenue Code.

              "GROUP" has the meaning attributed to that term in Rule 13d-5(b)(1) under the Exchange Act and includes two or more persons who agree to act in concert for the purpose of voting, acquiring, or holding any securities of the Company or any Subsidiary.

              "PARENT CORPORATION" has the meaning attributed to that term in section 424(e) of the Internal Revenue Code.

       1.4 HEADINGS AND REFERENCES. The titles and headings preceding the text of the articles and sections of this Plan are solely for convenient reference and neither constitute a part of this Plan nor affect its meaning, interpretation, or effect. Unless otherwise expressly stated, a reference in this Plan to a section refers to a section of this Plan.

       1.5 LIMITATION OF RIGHTS. Nothing in this Plan, whether express or implied, is intended or should be construed to confer upon, or to grant to, any person (other than the Participants and their respective heirs, guardians, and personal representatives) any claim, right, remedy, or privilege under or because of this Plan or any provision of it, except that every member of the Administrative Committee is a third-party beneficiary of the provisions of sections 2.2 and 2.4. An employee of the Company or any Subsidiary does not have any claim or right to participate in this Plan, and the grant of a Stock Option to a Participant does not create or extend any right of the Participant to continue to serve as an employee of the Company or any Subsidiary, to participate in any other stock option or employee benefit plan of the Company or any Subsidiary, or to receive the same employee benefits as any other employee of the Company or any Subsidiary. Furthermore, an employee's selection as a Participant does not restrict in any way the right of the Company or a Subsidiary to terminate at any time the Participant's employment with it either at will or as provided in any written employment agreement between it and the Participant.

       1.6 GOVERNING LAW. The validity, construction, enforcement, and interpretation of this Plan are governed by the laws of the United States of America and the State of Florida, excluding the laws of those jurisdictions relating to resolution of conflicts with laws of other jurisdictions.

                                   ARTICLE II
                               PLAN ADMINISTRATION

       2.1 ADMINISTRATIVE COMMITTEE. This Plan will be administered by the Board of Directors, or, at its election, the Board of Directors may delegate administration of this Plan to an Administrative Committee consisting of two or more directors who are appointed by the Board of Directors and satisfy the criteria described below. The members of the Administrative Committee will serve for unspecified terms at the discretion of the Board of Directors. The Board of Directors has the exclusive power to increase or decrease the size of the Administrative Committee, appoint additional members of the Administrative Committee, remove a member of the Administrative Committee (as such) at any time, with or without cause, and appoint a successor to fill any vacancy on the Administrative Committee. The Board of Directors shall not appoint as a member of the Administrative Committee any director who (a) is an officer or employee of the Company, any Subsidiary, or any parent corporation of the Company or who does not qualify as an "outside director" for purposes of section 162(m) of the Internal Revenue Code, (b) receives directly or indirectly from the Company, and Subsidiary, or any parent corporation of the Company a dollar amount of compensation for services rendered as a consultant or in any capacity other than as a director for which disclosure would be required pursuant to Item 404(a) of Regulation S-K under the Exchange Act and the Securities Act, (c) possesses an interest in any other transaction to which the Company or any Subsidiary was or will be a party and for which disclosure would be required pursuant to Item 404(a) of Regulation S-K under the Exchange Act and the Securities Act, or (d) has a business relationship for which disclosure would be required pursuant to
Item 404(b) of Regulation S-K under the Exchange Act and the Securities Act. If the Board of Directors is unable to appoint an Administrative Committee comprising two or more directors who satisfy the foregoing criteria, or if the Administrative Committee ceases at any time to comprise directors who satisfy those criteria, the Board of Directors shall serve as the Administrative Committee for this Plan, and all grants of Stock Options under this Plan must be approved by the Board of Directors.

       2.2 POWER AND AUTHORITY. Subject to compliance with all applicable rules and regulations of any relevant authorities, including stock exchanges and the Securities and Exchange Commission, the Administrative Committee has the exclusive power and authority, and the sole and absolute discretion, to do the following: (a) construe and interpret this Plan; (b) select the Employees who will be Participants in this Plan; (c) adopt, amend, and rescind forms, rules, procedures, and regulations relating to this Plan (all of which must be approved by the Board of Directors if a Board Committee serves as the Administrative Committee); (d) grant Stock Options under the Plan, either conditionally or unconditionally; (e) determine when Stock Options will be granted under the Plan; (f) determine the number of Shares subject to each Stock Option; (g) determine the Market Value of a Share in accordance with the provisions of this Plan; (h) determine the terms and conditions of each Stock Option, including the exercise price (which must comply with section 3.4), the methods of exercising the Stock Option, the methods for payment of the exercise price, the time or times when the Stock Option will become exercisable and the duration of the exercise period (which must not exceed the limitations specified in section 3.4), the conditions under which the Stock Option will vest and become exercisable, and any limitations, restrictions, performance criteria, or forfeiture conditions applicable to the Stock Option or any Shares purchased pursuant to it; (i) determine the consideration for the grant of each Stock Option and the consideration to be paid for Shares purchased pursuant to a Stock Option, which may consist of cash, other Shares, or any combination of the foregoing; (j) to approve and recommend amendments to the Plan for adoption by the Board of Directors and (if necessary or desirable) the shareholders of the Company; (k) authorize any officer or director of the Company to execute in the name and on behalf of the Company any agreement, certificate, instrument, or other document required to carry out the purposes of this Plan; (l) engage the services of any agent, expert, or professional advisor in furtherance of the Plan's purposes; (m) amend any outstanding Option Agreement, subject to complying with applicable legal restrictions and obtaining the approval of the Participant who is a party to the Option Agreement; and (n) take all other actions, and make all other determinations, that are advisable or necessary for the Plan's administration. In the absence of fraud or mistake, any action, decision, interpretation, or determination by the Administrative Committee will be final and binding on all persons.

       The Board of Directors may reserve to itself any of the power and authority conferred on the Administrative Committee, and it may exercise all the power and authority of the Administrative Committee at any time to the exclusion of any Board Committee. All references in this Plan to the Administrative Committee include the Board of Directors whenever it is exercising the power and authority of the Administrative Committee.

       2.3 APPROVAL PROCEDURES. All actions and determinations of the Administrative Committee must be unanimous, unless the Board of Directors is exercising the power and authority of the Administrative Committee. All actions and determinations of the Board of Directors with respect to this Plan must be approved in the manner provided by the Company's Bylaws and applicable corporate law. Every action or determination of the Administrative Committee that is expressly required or permitted under this Plan will be valid only if undertaken pursuant to a vote, consent, or approval that is evidenced by either (a) a resolution adopted by the affirmative vote of the requisite number of members of the Administrative Committee at a meeting, or (b) a written consent signed by the requisite number of members of the Administrative Committee. The members of the Administrative Committee may execute a written consent in counterparts. Each executed counterpart will constitute an original document, and all of them, together, will constitute the same document. A properly executed written consent will be effective as of the date specified in it or, if an effective date is not so specified, on the date when it is signed by the last director whose signature is necessary to validate it, and will be valid if it is executed before, after, or concurrently with the action or determination to which it applies.

       2.4 INDEMNIFICATION. A member of the Administrative Committee is not liable for, and the Company releases each member of the Administrative Committee from all liability for, any punitive, incidental, compensatory, consequential, or other damages or obligation to the Company or any Employee, Participant, or other person for any act or omission by the member of the Administrative Committee (including the person's own negligence), or by any agent, employee, professional advisor, or other expert used or engaged by the Administrative Committee, if the act or omission does not constitute gross negligence or willful misconduct and is done or omitted in good faith, on behalf of the Company, and in a manner reasonably believed by the member of the Administrative Committee to be both in the best interests of the Company and within the scope of the authority granted to the Administrative Committee by this Plan. The Company shall indemnify each member of the Administrative Committee, and shall reimburse the member from the Company's assets, for any cost, loss, damage, expense, or liability (including fines, amounts paid in settlement, and legal fees and expenses) incurred by the member by reason of any act or omission for which the member is released from liability pursuant to this section.

                                   ARTICLE III
                         STOCK OPTIONS AND PARTICIPANTS

       3.1 STOCK OPTIONS. Benefits under this Plan will consist of Stock Options. The Administrative Committee may designate any Stock Option as an Incentive Option, in which case the Stock Option must comply with the requirements of section 3.5. If no designation is made, a Stock Option will constitute a Nonqualified Option. The Administrative Committee may grant a Participant both Incentive Options and Nonqualified Options, at the same time or at different times.

       3.2 PARTICIPANTS. Every Employee is eligible to be selected by the Administrative Committee to participate in this Plan. The Administrative Committee's designation of an Employee as a Participant at any particular time does not require the Administrative Committee to designate that Employee to receive any Stock Options at any other time or to receive the same Stock Options as any other Participant at any time. The Administrative Committee may consider factors that it considers pertinent in selecting Participants and in determining the terms and conditions of Stock Options awarded to them, including the following: (a) the consolidated financial condition of the Company; (b) the expected net income of the Company for the current or future years; (c) the contributions of an Employee to the success and profitability of the Company; and (d) the adequacy of the Employee's other compensation. The Administrative Committee may award Stock Options to an Employee even if Stock Options previously were granted to the Employee under this or another plan of the Company or an Affiliate, and whether or not the previously granted benefits have been fully exercised. An Employee who participates in another benefit plan of the Company or an Affiliate also may participate in this Plan.

       3.3 BENEFIT LIMITATIONS. The total number of Shares that are authorized to be issued pursuant to the exercise of Stock Options granted under this Plan is limited to 300,000 Shares. This amount will be adjusted automatically in accordance with section 5.1. If a Stock Option lapses, expires, or is cancelled, forfeited, or terminated as a whole or in part for any reason other than its exercise, the forfeited Shares or the Shares subject to the unexercised portion of that Stock Option (or the part of it so cancelled, forfeited, or terminated) will be available for the future grant of Stock Options under this Plan. If a Participant pays the exercise price for Shares purchased pursuant to the exercise of a Stock Option by delivering to the Company previously acquired Shares, the number of Shares available for future grants of Stock Options under this Plan will be reduced only by the net amount of Shares issued in connection with the exercise of the Stock Option (that is the number of Shares issuable pursuant to the exercise of the Stock Option, less the number of Shares retained by, or delivered to, the Company in payment of the exercise price).

       3.4 EXERCISE PRICE AND DATES. The purchase price for each Share issuable pursuant to the exercise of a Stock Option must be not less than the Market Value of a Share on the Date of Grant of the Stock Option. Every Stock Option must expire not later than ten years after its Date of Grant, and, except as otherwise provided in sections 4.4 and 5.2 or in the Option Agreement, it will expire on the 90th day following the date when the Participant ceases to be an Employee. However, if a Participant owns (within the meaning of section 422(b)(6) of the Internal Revenue Code) at the time when an Incentive Option is granted to the Participant stock representing more than 10% of the total combined voting power of all classes of outstanding stock of the Company, any Subsidiary, or any parent corporation of the Company, then: (a) the Incentive Option must expire not later than five years after its Date of Grant; and (b) the exercise price of the Incentive Option must be not less than 110% of the Market Value of a Share on the Date of Grant of the Incentive Option. Stock Options are not exercisable until they have been accepted by the Participant. An award of a Stock Option to a Participant will be cancelled automatically if the Participant does not accept the award within 30 calendar days following the date when the Participant is given written notice of the award. Unless a Participant's Option Agreement expressly provides otherwise, every Stock Option will be exercisable in serial increments after each Option Year as follows:

                                                    Percentage Exercisable
                  After Option Year             Per Option Year   Cumulatively
                  -----------------             ---------------   ------------
                          1                           20%              20%
                          2                           20%              40%
                          3                           20%              60%
                          4                           20%              80%
                          5                           20%             100%

Subject to the foregoing limitations, the Administrative Committee may impose on an award of a Stock Option any terms and conditions that it determines to be desirable, including performance criteria, forfeiture provisions, and additional or different vesting conditions. Extension of the expiration date of a Stock Option is not permitted. In calculating the stock ownership of any person for purposes of the foregoing, the attribution rules of section 424(d) of the Internal Revenue Code will apply.

       3.5 INCENTIVE OPTIONS. Notwithstanding anything in this Plan to the contrary, an Incentive Option must satisfy the following additional requirements:

       (a) The Incentive Option must be designated as an "incentive stock option" by the Administrative Committee when it is granted;

       (b) This Plan must be approved by the shareholders of the Company within 12 months before or after its effective date;

       (c) The maximum number of Shares subject to any Stock Options granted to a Participant must not result in the Participant having the right to exercise for the first time during any one calendar year, under all incentive stock options granted to the Participant under all benefit plans of the Company, its Subsidiaries, and any parent corporation of the Company, options to purchase Shares having a Market Value in excess of $100,000 (determined as of the date of grant of each incentive stock option); and

       (d) The Incentive Option must satisfy all conditions and requirements imposed by the Internal Revenue Code for incentive stock options and any policies adopted by the Administrative Committee with respect to incentive stock options.

       If an Incentive Option is granted for a number of Shares having an aggregate Market Value on the Date of Grant in excess of $100,000, then, notwithstanding anything in this or the relevant Option Agreement to the contrary, the Incentive Option will be exercisable in each calendar year as to only that number of Shares having a Market Value on the Date of Grant of not more than $100,000. However, the number of Shares as to which an Incentive Option is exercisable in any one calendar year is cumulative, so, if the Incentive Option is not exercised to the fullest extent allowed in any one calendar year, the unexercised portion will accumulate and carry forward to ensuing years. For example, if in 1998, the Company were to grant an Employee an Incentive Option to purchase 100,000 Shares at an exercise price of $5.00 per share (which was the then current Market Value), the Incentive Option would be exercisable with respect to only 20,000 Shares during 1998, and the Incentive Option would become exercisable with respect to 20,000 additional Shares in each successive year (1999 through 2002). If the Participant elected to purchase only 10,000 Shares pursuant to the Incentive Option during 1998, the Participant could purchase up to 30,000 Shares in 1999, and, if no additional purchases were made in 1999, the Participant could purchase up to 50,000 Shares in 2000 (carry forward of 10,000 Shares from 1998 and 20,000 Shares from 1999; plus 20,000 Shares in 2000).

       3.6. NONTRANSFERABILITY OF STOCK OPTIONS. EXCEPT TO THE EXTENT PROVIDED IN THE OPTION AGREEMENT, A Participant is prohibited from transferring a Stock Option, any interest in it, or any right under an Option Agreement by any means other than by will or the law of descent and distribution. Any prohibited transfer (whether by gift, sale, pledge, assignment, hypothecation, or otherwise) will be invalid and ineffective as to the Company. In addition, a Stock Option and the Participant's rights under it and the related Option Agreement are not subject to any lien, levy, attachment, execution, or similar process by creditors. The Company may cancel any Stock Option by notice to the Participant to whom it was granted, if the Participant attempts to make a prohibited transfer, or if the Stock Option, any interest in it, or any right under the related Option Agreement becomes subject to a lien, levy, attachment, execution, or similar process by any creditor.

                                   ARTICLE IV
                            EXERCISE OF STOCK OPTIONS

       4.1 EXERCISE METHOD. Subject to limitations imposed by this Plan and the Option Agreement, a Participant may exercise a Stock Option as a whole or in part in increments of at least 100 shares at any time and from time to time before it expires. A partial exercise of a Stock Option will not affect a Participant's subsequent right to exercise the Stock Option as to the remaining Shares subject to the Stock Option. A Stock Option must be exercised for a number of whole Shares and is not exercisable for a fraction of a Share. To exercise a Stock Option, a Participant must do the following: (a) deliver to the Company a written notice of exercise in such form as prescribed by the Administrative Committee; (b) tender to the Company full payment for the Shares to be purchased pursuant to the exercise of the Stock Option; (c) pay to the Company, or make an arrangement satisfactory to the Administrative Committee for the payment of, any tax withholding required in connection with the exercise of the Stock Option (including FICA, Medicare, and local, state, or federal income taxes); and (d) comply with any and all other reasonable requirements established by the Administrative Committee for the exercise of Stock Options. The exercise date of a Stock Option will be the date when (i) the Company has received the written notice of exercise and full payment of the exercise price, (ii) the Participant has paid to the Company or made a satisfactory arrangement for the payment of any requisite tax withholding, and (iii) any and all other requirements of exercise established by the Administrative Committee have been satisfied.

       4.2 PAYMENT OF EXERCISE PRICE. A Participant may pay all or any part of the exercise price and any applicable tax withholding for any Shares to be purchased pursuant to exercise of a Stock Option by any combination of the following methods:

              (a) By bank draft, money order, or personal check payable to the order of the Company; or

              (b) By transferring to the Company outstanding Shares that have been owned by the Participant for more than six months on the exercise date of the Stock Option.

Shares that are transferred to, or withheld by, the Company in payment of the exercise price or any tax withholding will be valued for purposes of payment at their Market Value on the exercise date of the Stock Option, as determined pursuant to section 4.1. The foregoing provision does not preclude the exercise of a Stock Option by any other proper legal method specifically approved in advance by the Administrative Committee. The Administrative Committee shall determine the acceptable methods for tendering or withholding Shares as payment of the exercise price of a Stock Option and may impose limitations and prohibitions on the use of Shares to pay the exercise price of a Stock Option as it considers appropriate for tax, legal, business, or accounting reasons. No one has the rights of a shareholder with respect to Shares subject to a Stock Option until a certificate representing those Shares has been delivered to the person exercising the Stock Option.

       4.3 TAX WITHHOLDING. The Administrative Committee, in its sole discretion, may require a Participant to pay to the Company when the Participant exercises a Stock Option the amount (if any) that the Company considers necessary to satisfy its legal obligation to withhold any local, state, or federal taxes (including FICA, income, and Medicare taxes) imposed by any governmental authority as a result of the exercise of the Stock Option, and the Company may defer delivery of any Shares purchased pursuant to the Stock Option until it has been paid or indemnified to its satisfaction for those taxes. A Participant may pay to the Company any requisite tax withholding by any of the methods of payment authorized for payment of the exercise price for Shares purchased pursuant to the Stock Option. If an exercise of a Stock Option does not give rise to any tax withholding obligation on the date of exercise but is reasonably expected to do so at a future time, the

Administrative Committee (in its sole discretion) may require the Participant to place the Shares purchased pursuant to the Stock Option in escrow for the benefit of the Company until tax withholding is required for the amounts included in the Participant's gross income as a result of the Participant's exercise of the Stock Option. At that time, the Administrative Committee (in its discretion) may require the Participant to pay to it an amount that it considers sufficient to satisfy the tax withholding obligation incurred by it as a result of the Participant's exercise of the Stock Option, in which case the Company shall promptly release to the Participant the escrowed Shares.

       4.4 EXERCISE CONDITIONS. A Stock Option expires and ceases to be exercisable on the 90th day after the Participant to whom it was granted ceases to be an Employee, except as otherwise provided in this Plan and in the Option Agreement. If a Participant's employment with the Company or a Subsidiary is terminated (voluntarily or involuntarily), the Participant may exercise her or his Stock Option within 90 calendar days following the date of termination of employment. If a Participant dies or ceases to be an Employee because of a disability at a time when the Participant is entitled to exercise a Stock Option, the Stock Option will continue to be exercisable for one year after the Participant's death or disability by the Participant or the Participant's guardian (in the case of disability) or the Participant's heir or personal representative (in the case of death). Notwithstanding the foregoing, a Stock Option is never exercisable later than its stated expiration date. After the death, disability, or termination of employment of a Participant, a Stock Option of the Participant will be exercisable only with respect to the number of Shares (if any) that could have been exercised as of the date when the Participant ceased to be an Employee (subject to any adjustment required by section 5.1). A Stock Option will terminate to the extent that it ceases to be exercisable for any of the Shares subject to it.

       4.5 RESERVATION, LISTING, AND DELIVERY OF SHARES. The Company shall reserve from its authorized but unissued Shares and keep available until the termination of this Plan, solely for issuance upon the exercise of Stock Options, the number of Shares issuable at any time pursuant to the exercise of Stock Options granted or available for grant under this Plan. In addition, the Company shall take all requisite action to assure that it validly and legally may issue fully-paid, nonassessable Shares upon the exercise of each Stock Option. Also, if the Shares are traded in the Nasdaq Stock Market or on any United States national securities exchange, the Company, at its sole expense, shall reserve for quotation or listing on that market or exchange, upon official notice of issuance pursuant to the exercise of Stock Options, the number of Shares issuable at any time upon the exercise of Stock Options granted or available for grant under this Plan, and the Company shall maintain that listing until this Plan terminates. Promptly after a Stock Option is validly exercised, the Company shall issue and deliver to the order of the person who exercised the Stock Option a stock certificate representing that number of fully-paid and nonassessable Shares that were purchased pursuant to the exercise of the Stock Option, plus, instead of any fractional Share to which that person otherwise would be entitled, a cash sum equal to the product of (a) that fraction, multiplied by (b) the Market Value of one full Share as of the exercise date of the

Stock Option. The Company shall pay all costs and excise taxes associated with the original issuance of stock certificates representing Shares purchased pursuant to the exercise of Stock Options.

       4.6 LEGAL COMPLIANCE. Stock Options are exercisable, and Shares are issuable under this Plan, only in compliance with all applicable state and federal laws and regulations (including securities laws) and the rules of all stock markets or exchanges on which the Shares are quoted or listed for trading. Any certificate representing Shares issued under the Plan will bear such legends and statements as the Administrative Committee considers advisable to assure compliance with those laws, rules, and regulations. In addition, the Administrative Committee may require a Participant, as a condition to the grant or exercise of a Stock Option, to provide to the Company any agreements, representations, and warranties that, in the opinion of counsel for the Company, are desirable or necessary to comply with applicable laws and all rules and regulations of any stock market or exchange on which the Shares are traded or quoted, including a representation that the Shares issuable pursuant to exercise of the Stock Option are or will be acquired for investment purposes without a view to distribute them to others. A Stock Option is not exercisable, and the Company shall not issue any Shares under this Plan, until the Company has obtained any consent or approval required from any state or federal regulatory body having jurisdiction. Upon the exercise of a Stock Option by an heir, guardian, or personal representative of a Participant, the Administrative Committee may require reasonable evidence of the person's legal ownership of the Stock Option and any consents and releases of governmental authorities as it determines are advisable.

                                    ARTICLE V
                              ADDITIONAL PROVISIONS

       5.1 ANTIDILUTION. If the Company does any of the following (a "Dilutive Event") at any time before the exercise or expiration of a Stock Option: (a) splits or subdivides its then-outstanding Shares into a greater or different number of Shares; (b) reduces the then-outstanding number of Shares by a reverse stock-split or by otherwise combining those Shares into a smaller number of Shares; (c) effects any other capital adjustment, recapitalization, reorganization, or reclassification that has the effect of increasing or decreasing proportionately the number of outstanding Shares then held by each shareholder; (d) distributes any of its assets to its shareholders pro rata as a partial liquidation or return of capital; or (e) declares, issues, or distributes to the holders of its Common Stock, without separate payment therefor, (i) a noncash dividend payable in any property or securities of the Company, including additional Shares, or (ii) any cash, property, or securities in connection with a spin-off, split-up, reclassification, recapitalization, combination of shares, or similar rearrangement of the Company's capital stock; then, upon the subsequent exercise of a Stock Option after the record date for, or the occurrence of, each Dilutive Event, the Participant will be entitled to receive, in exchange for the exercise price specified in the Stock Option, and in addition to (or in substitution for in the case of a reduced number of Shares), the Shares otherwise issuable upon exercise of the Stock Option, the additional (or reduced) amount of Shares and other securities and property (including cash) resulting from the Dilutive Event that he would have been entitled to receive if (A) he had exercised the Stock Option on the Date of Grant (even if the Stock Option was not exercisable then) and had been the record owner of the number of Shares resulting from the exercise during the period beginning on that date and ending on the actual exercise date of the Stock Option, and (B) he had retained all Shares and other securities and property (including cash) receivable by him during that period, after giving effect to all the Dilutive Events that occurred during that period.

       5.2   CHANGE IN CONTROL.

             (a) Generally. If a Change in Control occurs, all outstanding Stock Options will become fully vested and exercisable as of the earlier of the effective date of the shareholder approval or the effective date of any of the Change in Control transaction (the "Effective Date") and, at the election of the Board of Directors, the Company may terminate the Plan, in which case the holder of each outstanding Stock Option will be entitled to payment of the amount by which the Market Value of all Shares subject to the Stock Option on the Effective Date exceeds the Market Value of all those Shares as of the Date of Grant of the Stock Option, in full settlement of all the holder's rights and interests in the Stock Option.

             (b) Special Rules Governing Mergers and Stock Exchanges. In the case of a merger, share exchange, or other transaction in which the shareholders of the Company receive securities of the acquirer, at the election of the Board of Directors, the Company may (but is not obligated to) elect to continue this Plan and each Stock Option granted under the Plan will be converted into an option to purchase securities of the acquirer being issued in the transaction. In such case, the exercise price and number of Shares subject to the Stock Option will be adjusted based on the exchange or conversion ratio (the "Ratio") used to convert Shares into securities of the acquirer. The adjusted exercise price will be the exercise price per Share, divided by the Ratio. The adjusted number of Shares subject to the Stock Option will be the product of the Ratio multiplied by the number of Shares subject to the Stock Option before the transaction.

             (c) Special Rules in Case of Cash Acquisition. In the case of a Change in Control transaction in which the Shareholders will receive consideration for their Shares (such as cash or debt) other than common stock of the acquirer and the Company has elected pursuant to (a) above to terminate the Plan and pay the spread of the Market Value on the Effective Date over the Market Value on the Date of Grant, each holder of a stock option may elect to defer the payment and settlement following termination of the Plan by up to six months and one day after the Effective Date. The Company's Board of Directors may offer the Participant an option to defer his receipt of consideration for any longer time period.

       5.3 AMENDMENT AND TERMINATION. The Board of Directors may alter, amend, suspend, or terminate this Plan at any time without approval of the Company's shareholders, unless the approval of the Company's shareholders is required to comply with applicable law or any rule or regulation of a stock market or exchange on which the Shares are traded or quoted. An amendment or termination of this Plan, whether with or without the approval of the Company's shareholders, that would adversely affect any right or obligation of a Participant under an outstanding Stock Option will not be valid or effective as to that Stock Option without that Participant's written consent.

       5.4 EXPENSES AND PROCEEDS. The Company shall pay all expenses of the Plan. The Company may use the cash proceeds received from Participants upon the exercise of Stock Options for general corporate purposes.

       5.5 MARKET VALUE DETERMINATIONS. If trading in the Shares, or a price quotation for the Shares, does not occur on a date when the Market Value is required to be determined under either this Plan or an Option Agreement, the next preceding date when Shares were traded or a price was quoted will control the determination of the Market Value.

       5.6   SECTION 16(B) EXEMPTIONS. With respect to Participants subject to section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable conditions of SEC Rules 16b-3 and 16b-6 and any rule promulgated by the Securities and Exchange Commission under the Exchange Act in substitution for either of those rules. To the extent any provision of this Plan or action by the Administrative Committee fails to so comply, it shall be null and void to the extent permitted by law and determined by the Administrative Committee. In furtherance of the foregoing objective, the Administrative Committee may include in an Option Agreement with a Participant who is subject to section 16 of the Exchange Act any additional conditions or restrictions that are required to qualify the grant and exercise of the Stock Option for exemption under Rules 16b-3 and 16b-6 or any future rule providing an exemption for the award, grant, and exercise of stock options.

       5.7 DURATION AND EFFECTIVE DATE. This Plan will become effective as of February ____, 1998, subject to approval by the Company's shareholders within 12 months after that date, and will terminate on the tenth anniversary of its effective date. The Company is not authorized to award any Stock Options after the termination date of this Plan.

EFFECTIVE DATE: FEBRUARY  ___, 1998

ADOPTED BY BOARD OF DIRECTORS           ADOPTED BY SHAREHOLDERS ON
ON FEBRUARY ____, 1998                  MAY  ___, 1998

                                        STERILE RECOVERIES, INC.

                                        By: /s/ Bertram T. Martin, Jr.
                                           -------------------------------------
                                            Bertram T. Martin, Jr.
                                            President

ATTEST:                                 [CORPORATE SEAL]


 /s/ James T. Boosales
-----------------------------
 James T. Boosales, Secretary

                                                                        APPENDIX


                     1998 ANNUAL MEETING OF SHAREHOLDERS OF
                            STERILE RECOVERIES, INC.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Bertram T. Martin, Jr. and James T. Boosales, and each of them, as proxies, each with full power of substitution, to represent and to vote all shares of voting common stock of STERILE RECOVERIES, INC., a Florida corporation (the "Company"), at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 19, 1998, at 10:00 a.m., EST, and at any adjournment thereof:

1.  Election of directors for terms expiring in 2001:

    [ ]  FOR THE ELECTION OF BERTRAM T. MARTIN, JR. AND WAYNE    [ ]  WITHHOLD AUTHORITY TO VOTE FOR THE NOMINEES
         R. PETERSON
         (the "Nominees") for terms expiring in 2001

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A
              LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.)

2. Approval of the Company's 1998 Stock Option Plan (page 5).

      [ ] FOR                   [ ] AGAINST                   [ ] ABSTAIN

3. Appointment of Grant Thornton LLP as the Company's auditors (page 8).

      [ ] FOR                   [ ] AGAINST                   [ ] ABSTAIN

                  (Continued and to be signed on reverse side)

                          (Continued from other side)
4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

    This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the Nominees, FOR the approval of the Company's 1998 Stock Option Plan, and FOR the appointment of Grant Thornton LLP as the Company's auditors.

                                                  DATED:                , 1998
                                                        ----------------

                                                  ------------------------------
                                                  Signature of Shareholder

                                                  ------------------------------
                                                  Signature of Shareholder if
                                                  held jointly

                                                  Please sign exactly as name
                                                  appears on this proxy. If
                                                  shares are owned by more than
                                                  one person, all owners should
                                                  sign. Persons signing as
                                                  executors, administrators,
                                                  trustees or in similar
                                                  capacities should so indicate.
                                                  If a corporation, please sign
                                                  full corporate name by the
                                                  president or other authorized
                                                  officer. If a partnership,
                                                  please sign in partnership
                                                  name by authorized person.

         Do you plan to attend the Annual Meeting? [ ]  YES    [ ]  NO

            PLEASE COMPLETE, SIGN, DATE, AND RETURN THIS PROXY CARD
               PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE.